Exhibit 15.4
Moore Australia Audit (WA)
Level 15, Exchange Tower
2 The Esplanade, Perth, WA 6000
PO Box 5785, St Georges Terrace, WA 6831

T +61 8 9225 5355
F +61 8 9225 6181
www.moore-australia.com.au
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-8 of Elevra Lithium Limited (No. 333-290656) of our report dated 31 October, 2025 relating to the financial statements of Elevra Lithium Limited, which appears in this Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ Gregory Godwin
GREGORY GODWIN
PARTNER
MOORE AUSTRALIA AUDIT (WA)

Signed at Perth this 31st day of October 2025.